United States

Securities and Exchange Commission

Washington, D.C. 20549

Form SB-2/ A-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASLAHAN ENTERPRISES LTD.

-------------------------------------------

(Name of small business issuer in its charter)

Nevada	6199	n/a
(State or Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Aslahan Enterprises Ltd.

Tina Sangha, President

2498 West 41st Avenue, Suite 123

Vancouver, British Columbia

Canada, V6M 2A7

Tel: 604-551-6699

-------------------------------------------------------------------

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd., Suite 3000

Las Vegas, Nevada, 89128

Tel: (702) 562-4091

-------------------------------------------------------------------

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	# of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum # of Shares to be Registered	Amount of Registration Fee (2)
Common Stock	13,860,000	$0.10	13,860,000	$148.30

(1) Based on the last sales price for Regulation S offerings on January 17, 2006.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated October 4, 2006

Prospectus

Aslahan Enterprises Ltd.
13,860,000 Shares of Common Stock

We are registering for sale by selling shareholders, 13,860,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

Our current cash balance is $500. Management believes the current cash balance will not be sufficient to fund the current level of organizational and research activities for the following twelve months after the date of this filing.

The sales price to the public is fixed at $0.10 per share. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. The selling shareholders are acting as underwriters for the registrant when re-selling their securities and will be conducting their offering of shares at the fixed price of $0.10/share for the duration of the offering.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering		Proceeds to Selling
	Price	Expenses	Shareholders

Per Share to Selling Shareholders	$0.10	$0.00	$0.10
Total to Selling Shareholders	$1,386,000	$0.00	$1,386,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is October 4, 2006.

Table of Contents

Summary

Our business

Aslahan Enterprises Ltd. was incorporated in the state of Nevada on October 26, 2005. We intend to commence operations as an e-commerce company which will offer horse-racing gambling advice and information via the Internet. The initial region we plan to market our website to is to the Asia market. We currently have signed a contract with a independent contractor to create and develop our company's website. We expect that our website will reach the beta phase of development by the end of August 2006. We currently have not advanced beyond the business plan state from our inception until the date of this filing. In order for us to begin commercialization of our product, we will need to raise additional capital. We currently do not have a specific plan to raise these funds. During the end of 2005 and early part of 2006, we received initial funding through the sale of common stock to investors. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $500. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

We are applying to become a public reporting company in order to provide our shareholders increased liquidity for their common shares and to provide our company an alternative avenue to raise additional investment capital in order to proceed with our business plan. The selling shareholders are acting as underwriters for the registrant when re-selling their securities and will be conducting their offering of shares at the fixed price of $0.10/share for the duration of the offering.

Our principal executive offices are located at Suite 123 - 2498 West 41st Avenue, Vancouver, British Columbia and our telephone number is (604)551-6699. Our fiscal year end is February 28th.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	13,860,000 shares of common stock
Offering price per share	$0.10
Net proceeds to us	None
Number of shares outstanding before the offering	13,860,000
Number of shares outstanding after the offering if all of the shares are sold	13,860,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.
	As of	As of	As of
	August 31, 2006	May 31, 2006	February 28, 2006
	(Unaudited)	(Unaudited)	(Audited)
Balance Sheet
Total Assets	500	630	$14,568
Total Liabilities	10185	7,185	$8,000
Stockholders Equity (Deficit)	(9,685)	(6,555)	$6,568

			October 26, 2005
	Three Months Ended	Three Months Ended	(Inception) Through
	August 31, 2006	May 31, 2006	February 28, 2006
	(Unaudited)	(Unaudited)	(Audited)
Income Statement
Revenue	0	0	$0
Total Expenses	(3,130)	(13,123)	$(33,932
Net Loss	(3,130)	(13,123)	$(33,932)

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Aslahan Enterprises Ltd.:

  Our auditors have issued an unqualified report with an explanatory paragraph referring to uncertainty as a going concern. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued an unqualified report with an explanatory paragraph referring to uncertainty as a going concern as of May 10, 2006. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.
  Because we have not yet commenced operations, we face a high risk of business failure. We were incorporated on October 26, 2005 and to date have been involved primarily in organizational activities. As of the date of this filing, we have not earned any revenues. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure for such enterprises.
  If we are not able to effectively respond to competition, our business may fail. There are many small companies based on the internet that sell products directly from the factory, similar to our proposed business venture. Most of these competitors have established businesses with a established customer base. We will attempt to compete against these groups by offering a much higher quality product compared to our competitors products. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.
  Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officer and director. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.
  Because we have only one director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Presently, we have only one officer/director. She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.
  Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Ms. Sangha, our sole executive officer will be devoting approximately 16 hours week to our operations. Because Ms. Sangha will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Sangha. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.
  We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.
  Our principal shareholder controls 57.72% of our common stock; investors will have little control over our management or other matters requiring shareholder approval. Ms. Sangha, our sole director, president and principal shareholder, currently owns 8,000,000, or approximately 57.72%, of our outstanding common stock, giving him the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including the election of our directors; the acquisition or disposition of our assets, the future issuance of our shares and approval of other significant corporate transactions. Our principal shareholder may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.
  Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.
  Because our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.
  Because we are registering for public sale our common shares in the United States, our company will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading our common shares halted or ceased.

  Risks associated with this offering:

  Investment risks:

  12. Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading #9; system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own #9; #9; sale.

  13. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could; adversely affect a shareholder's ability to dispose of his stock.

  Forward Looking Statements

  This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

  Use of Proceeds

  We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

  Determination of Offering Price

  We selected $0.10 per share as the sale price of our shares of common stock. We determined this offering price based upon the price of last sale of our common stock to investors. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares.

  Dilution

  Since all of the shares of common stock being registered are already subscribed to and fully paid for and no new shares are being issued, there will be no dilution effect.

  Plan of Distribution

  There are thirty selling shareholders. The shareholders are underwriters. There are no affiliations between the selling shareholders. Other than Ms. Sangha, who is the sole director/officer of Aslahan Enterprises Ltd., none of the selling shareholders are affiliates of Aslahan. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;

4.

  In any combination of these methods of distribution.

  Our sole officer and director, namely Tina Sangha, will be conducting his offering of shares at the fixed price of $0.10/share for the duration of the offering and is an underwriter of the offering.

  The sales price to the public is fixed at $0.10 per share

  After the first anniversary of the issuance of the company's shares, they may also be sold in compliance with the Securities and Exchange Commission's Rule 144. There are five conditions to Rule 144.

  (1) Holding Period

  Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one year period holding period begins when the securities were brought and fully paid for. The holding period only applies to restricted securities.

  (2) Adequate Current Information

  There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has compiled with the periodic reporting requirements of the Securities Exchange Act of 1934.

  (3) Trading Volume Formula

  After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding share of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of the sale on Form 144.

  (4) Ordinary Brokerage Transactions

  The sales must be handled in all respect as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

  (5) Filing Notice with the SEC

  At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three- month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

  Please note that the rules for affiliates under Rule 144 differs substantially from the rule for non-affiliates.

  The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

  We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.   Not engage in any stabilization activities in connection with our common stock;

  2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

  There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

  Of the 13,860,000 shares of common stock outstanding as of February 28, 2006, 8,000,000 shares were owned by our officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

  We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

  Section 15(g) of the Exchange Act

  Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

  Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

  Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

  Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

  Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

  Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

  Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

  Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

  The application of the penny stock rules may affect your ability to resell your shares.

  ORGANIZATION WITHIN LAST FIVE YEARS

  Aslahan Enterprises Ltd. was incorporated in Nevada on October 26, 2005. In October of 2005, the board of directors voted to seek capital and began development of Aslahan Enterprises' business plan. During the late part of 2005 and early 2006, Aslahan received its initial funding through the sale of common stock to investors. On November 10, 2005, Aslahan Enterprises Ltd. signed a contract with a independent contractor to create and develop our company's website.

  Description of Business

  Overview

  Aslahan Enterprises Ltd. was incorporated in the state of Nevada on October 26, 2005. We intend to commence operations as an e-commerce company which will offer horse-racing gambling advice and information via the Internet. The initial region we plan to market our website to is to the Asia market. We currently have signed a contract with an independent contractor to create and develop our company's website. We expect that our website will reach the beta phase of development by the end of August 2006. We currently have not advanced beyond the business plan state from our inception until the date of this filing. In order for us to begin commercialization of our product, we will need to raise additional capital. We currently do not have a specific plan to raise these funds. During the end of 2005 and early part of 2006, we received initial funding through the sale of common stock to investors. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $500. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

  We are applying to become a public reporting company in order to provide our shareholders increased liquidity for their common shares and to provide our company an alternative avenue to raise additional investment capital in order to proceed with our business plan. The selling shareholders are acting as underwriters for the registrant when re-selling their securities and will be conducting their offering of shares at the fixed price of $0.10/share for the duration of the offering.

  Our principal executive offices are located at Suite 123 - 2498 West 41st Avenue, Vancouver, British Columbia and our telephone number is (604)551-6699. Our fiscal year end is February 28th.

  Website Design Contract

  On November 10, 2005, Aslahan Enterprises Ltd. signed a Web Site Design Contract with an independent contractor, Randy Liu, to create and develop the company's website. We expect to complete the beta phase of our company's website is scheduled to be completed by the end of August 2006.

  In consideration for Randy Liu to create and develop the website, we accepted to pay the following fees:
      We agreed to pay to Randy Liu a fixed rate of USD$25 per hour of work for the website. It is estimated that it will take 80 hrs to complete the initial phase of the website.

  Other than the items mentioned above, we are not required to make any other types of payments to Aslahan Enterprises Ltd. during the term of the agreement.

  Principal Products or Services and Their Markets

  This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.

  We plan to commence operations as an e-commerce company that offers horse-racing betting advice and information via the Internet to the amateur horse-racing enthusiast. The initial region that we plan to market our website to is the Asia market. More specifically, we plan to target the Hong Kong horse-racing market at the outset. We are currently in the process of creating a software program which will take traditional variables used to make educated bets in horse racing, such as track conditions, the lineage of the horse, and history of the jockey, and formulate a database and ranking system of horses for each racing event. Amateur horse-racing enthusiast will be able to access our database of information and ranking system through our website and make an informed decision on which horse to place their bets on in the next race. Users of our website will be able to pay for a one-time tip or subscribe to our services on a monthly basis. Our website will not offer any betting or gambling services or products. We are solely in the business of offering information and statistics to amateur horse racing enthusiasts.  We have currently signed a contract with an independent contractor to help us create and develop our website. We are planning to have our website fully developed and running by the end of July 2007. As of the date of this prospectus, we have not yet identified an individual to write the coding of our software program.

  Competition

  The current Internet horse-racing industry is highly fragmented. There are currently many small-scale websites which offer horse racing tips via the Internet. From management's research, most of these horse racing websites also offer gambling services in conjunction to their advisory services, such as help placing a bet on a certain race on behalf of the Internet user for a commission. The research currently available to horse-racing enthusiasts is limited, as most websites do not offer any significant evidence or information to substantiate their racing advise.

  Revenue

  As of to date of this filing, we have not generated any revenues, as we have had no operational activities.

  Insurance

  Currently, we have no insurance coverage

  Government Regulation

  As of the date of this prospectus, management is unaware of any government regulations the business is subject to.

  Offices

  The Company's headquarters and executive offices are located at Suite 123 - 2498 West 41st Avenue, Vancouver, British Columbia. Our telephone number is (604) 551-6699. We are currently renting these premises on a month to month basis.

  Employees

  We currently have no employees, other than our director.

  Subsidiaries

  We do not have any subsidiaries.

  Bankruptcy, Receivership, or Similar Proceeding

  There has been no bankruptcy, receivership, or similar proceedings.

  Patents and Trademarks

  We have no patents or trademarks.

  Legal Proceedings

  We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates' a party adverse to us in any legal proceeding.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  Plan of Operation for the Next Twelve Months

  Our plan of operation for the twelve months following the date of this prospectus is to prepare for the commencement of business operation . The process may include, but not exclusively, activities such as:

    Completing the development of the initial phase of the website. The initial phase of the website will be used as an advertising tool to attract customers and future investors. We may also incorporate a mock/trial database system into the initial phase of the website. We expect to finish this by the second week of August 2006.
    We will be looking to hire one computer programmer to help with the programming of the database. We expect to finish have a programmer hired by July 2006. We expect the database to be completed by January 2007.
    We will be looking to develop relationships and signing agreements with horse trainers at local Hong Kong race tracks in order to provide up to date information for our database. We expect to get establish agreements by the end of December 2006.
    We will be promoting and advertising our website in order to drive traffic up at our website prior to commercial launch. We expect to complete these promotional activities by March 2007.
    We plan to have our website finished and ready for commercial use by the end of March 2007.

  We expect that we will be commencing operations in North America by the end of April of 2007. We expect that our business operations will become profitable by the end of May of 2008.

  We estimate that our current working capital position of approximately $500 will not be sufficient to meet our short-term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus.

  We do not have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of commercializing our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that we can obtain short-term loans from our director or shareholders, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding through a loan from our director to meet our initial capital requirement needs.

  If we are unable to raise the required financing, we may be delayed in commencing our business plan or we may have to cease operations.

  If there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan.

  Off-Balance Sheet Arrangements

  The Company currently has no off-balance sheet arrangements.

  MANAGEMENT

  Officers and Directors

  Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

  The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Tina Sangha	22	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

  Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

  Background of officers and directors

  Tina Sangha has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and director since October 28, 2005.

  For the past six years, Ms. Sangha was the head foreperson for Playland Food and Beverage Stand in Vancouver, Canada in which she was in charge of managing a number of fast food stands at the amusement park. During the last five years, Ms. Sangha also worked as a secretary for Superb Lawns and Tree Sprayers, a home gardening company based in Vancouver, Canada. Currently, Ms. Sangha is a research associate with Walsmey Researh.

  Ms. Sangha completed her Business Administration Diploma in 2005 from Capilano College. She is expected to complete her Bachelor of Business Administration degree near the end of 2006.

  Audit Committee Financial Expert

  We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

  Conflicts of Interest

  The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

  EXECUTIVE COMPENSATION

  The following table sets forth information with respect to compensation paid by us to our officers and directors during the most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

  Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Tina Sangha	2005	0	0	0	0	0	0	0
President. Treasurer,	2 2006	0	0	0	0	0	0	0
Secretary, and Director

  [1]     All compensation received by the officers and directors has been disclosed.

  Option/SAR Grants

  There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

  Long-Term Incentive Plan Awards

  We do not have any long-term incentive plans.

  Compensation of Directors

  We do not have any plans to pay our directors any money.

  Indemnification

  Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

  Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

  PRINCIPAL AND SELLING SHAREHOLDERS

  The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for Tina Sangha is the company's address of Suite 123 - 2498 West 41st Avenue, Vancouver, British Columbia.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Tina Sangha	8,000,000	President, Principal Executive Officer,	57.72%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director

All officer and Directors as a Group (1 Person)	8,000,000		57.72%

  Securities authorized for issuance under equity compensation plans.

  We have no equity compensation plans.

  Selling Shareholders

  The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	Shares being	of the shares are sold
Name	to offering	offering	offered	in the offering

Sangha, Tina	8,000,000	57.72%	8,000,000	0.00%
Chung, Ivan	500,000	3.61%	500,000	0.00%
Chiu, Nathan	500,000	3.61%	500,000	0.00%
Ho, Austin	500,000	3.61%	500,000	0.00%
Quach, Jeff	500,000	3.61%	500,000	0.00%
Chan, Lewis	500,000	3.61%	500,000	0.00%
Chan, Vince	500,000	3.61%	500,000	0.00%
Wu, Anita	500,000	3.61%	500,000	0.00%
Wu, Justin	500,000	3.61%	500,000	0.00%
Yuen, Eric	500,000	3.61%	500,000	0.00%
Wu, Josh	100,000	0.72%	100,000	0.00%
Raghwan, Rosina	100,000	0.72%	100,000	0.00%
Nand, Sabrina	100,000	0.72%	100,000	0.00%
Ram, Anglina	100,000	0.72%	100,000	0.00%
Wong, Brittany	100,000	0.72%	100,000	0.00%
Grittiths, Ivor	100,000	0.72%	100,000	0.00%
WANG, Diao Qi	100,000	0.72%	100,000	0.00%
Anton, Nicole	100,000	0.72%	100,000	0.00%
Arckain, Drew	100,000	0.72%	100,000	0.00%
Kidwell, Gary	100,000	0.72%	100,000	0.00%
Rivera, Mauricio	100,000	0.72%	100,000	0.00%
Pigar, Paul Fredrick	100,000	0.72%	100,000	0.00%
Stewart, Garrison	20,000	0.14%	20,000	0.00%
Heid, Mike	20,000	0.14%	20,000	0.00%
Hill, Derek	20,000	0.14%	20,000	0.00%
ZHAO, Xiao Fei	20,000	0.14%	20,000	0.00%
YOU, Xiao Fei	20,000	0.14%	20,000	0.00%
XIE, Hong Fan	20,000	0.14%	20,000	0.00%
LIU, Jing Yang	20,000	0.14%	20,000	0.00%
CHAN, Ling	20,000	0.14%	20,000	0.00%
Total	13,860,000	100.0%	13,860,000	0.00%

  13,860,000 shares of common stock have been subscribed to and fully paid for as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following is a summary of the issuances of shares pursuant to Reg. S of the Act.

In October 2005, we issued 8,000,000 shares of common stock were subscribed to and fully paid for by Sangha, Tina in consideration of $0.001 per share or a total of $8,000.
In October 2005, we issued 4,500,000 shares of common stock were subscribed to and fully paid for by nine individuals in consideration of $0.001 per share or a total of $4,500.
In November 2005, we issued 1,200,000 shares of common stock were subscribed to and fully paid for by twelve individuals in consideration of $0.01 per share or a total of $12,000.
In January 2006, we issued 160,000 shares of common stock which were subscribed to and fully paid for by eight individuals in consideration of $0.10 per share or a total of $16,000.

  Future Sales of Shares

  A total of 13,860,000 shares of common stock are subscribed to and fully paid for. Of the 13,860,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 13,860,000 restricted shares, all are being offered for sale by the selling shareholders in this offering. Shares purchased in this offering will be immediately resalable without restriction of any kind.

  DESCRIPTION OF SECURITIES

  Common Stock

  Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

  At all shareholder meetings, a shareholder may vote by proxy executed in writing by the shareholder or such shareholder's duly authorized attorery-in-fact

  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

  Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

  All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

  Non-cumulative voting

  Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

  Cash dividends

  As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

  Anti-takeover provisions

  There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

  Reports

  After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

  Stock transfer agent

  Our stock transfer agent for our securities is Empire Stock Transfer Inc., Suite 300 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128 and its telephone number is (702) 562-4091.

  CERTAIN TRANSACTIONS

  8,000,000 shares of common stock were subscribed to and fully paid for by Tina Sangha, our president and a member of the board of directors in October 2005, in consideration of $8,000.

  LITIGATION

  We are not a party to any pending litigation and none is contemplated or threatened.

  EXPERTS

  Our financial statements for the period from inception to February 28, 2006, included in this prospectus have been audited by Cinnamon, Jang, & Willoughby, Chartered Accountants, Suite 900 - 4720 Kingsway, Burnaby, British Columbia V5H 4N2.

  LEGAL MATTERS

  Certain legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock and no other matters will be passed on for the Company by Erwin & Thompson LLP, Reno, Nevada. Their address is 1 East Liberty St., Suite 424, P.0. Box 40817, Reno, Nevada, 89504

  FINANCIAL STATEMENTS

  A PARTNERSHIP OF INCORPORATED                          Cinnamon Jang Willoughby & Company

  PROFESSIONALS                                                    Chartered Accountants

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Stockholders of

  Aslahan Enterprises Ltd.

  (A Development Stage Company)

We have audited the accompanying balance sheet of Aslahan Enterprises Ltd. (A Development Stage Company) as at February 28, 2006 and the related statements of stockholder's equity, operations and cash flows for the period from October 26, 2005 (date of inception) to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an option of these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at February 28, 2006 and the results of its operations and cash flows for the period from October 26, 2005 to February 28, 2006, in conformity with accounting principals generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fund its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Managements plan in regards to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Burnaby, B.C.                    /s/ "Cinnamon Jang Willoughby & Company"

May 10, 2006                    Chartered Accountants

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

BALANCE SHEET

As at February 28, 2006

(Stated in US Dollars)

ASSETS		2006

Current Assets
Cash and Cash Equivalents		$12,568
Accounts Receivable
		$2,000
Total Current Assets		$14,568

TOTAL ASSETS		$14,568

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities -Related Party		$8,000

Total Current Liabilities		$8,000

STOCKHOLDERS' EQUITY

Common Stock
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
13,860,000	common shares	13,860
Additional paid in capital		26,640
Deficit accumulated during the development stage		(33,932)

Total Stockholders' Equity		6,568

Total Liabilities and Stockholders' Equity		$14,568

Approved on behalf of the Board:

/s/ "Tina Sangha", Director and Chief Executive Officer

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period October 26, 2005 (Date of Inception) to February 28, 2006

(Stated in US Dollars)

October 26, 2005
(Inception)
to
February 28,
2006

General and Administrative Expenses
Filing Fees	$625
Bank charges and interest	107
Printing Fees	78
Audit Fees

5,000

Professional Fees	17,122
 Management Fees
7,000
 Rent
4,000
Net (loss) for the period	$ (33,932)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding
Basic and diluted

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period October 26, 2005 (Date of Inception) to February 28, 2006

 (Stated in US Dollars)

October 26, 2005
(Inception)
to
February 28,
2005

Operating Activities
Net (loss) for the period	$(33,932)

Changes in non-cash working capital items
Accounts Receivable
(2,000)
Accounts payable and accrued liabilities- Related Party
8,000

Cash used in operating activities	(27,932)

Investing Activities

Financing Activities
Common shares issued	40,500

Cash provided by financing activities	40,500

Cash increase during the period	12,568

Cash, beginning of period	-

Cash, end of period	$ 12,568

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period October 26, 2005 (Date of Inception) to February 28, 2005

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Common stock issued for cash
- at $0.001 per share, October 27, 2005	8,000,000	$ 8,000	$ -	$ -	$ 8,000
- at $0.001 per share, October 27, 2005	4,500,000	4,500			4,500
- at $0.01 per share, November 10, 2005	1,200,000	1,200	10,800		12,000
- at $0.10 per share, January 17, 2006	160,000	160	15,840		16,000
Comprehensive Income (loss)
- Net Loss for the period				(33,932)	(33,932)

Balance, as at February 28, 2006	13,860,000	13,860	26,640	(33,932)	6,568

See accompanying notes

ASLAHAN ENTERPRISES LTD.

A Development Stage Company)

Note to the Financial Statements

February 28, 2006

 (Expressed in US Dollars)

1.           Nature and Continuance of Operations

             The Company is a development stage company which was incorporated in the State of Nevada, United States of America on October 26, 2005. The Company intends to commence operations as an e-commerce company providing horse- racing betting advice through the Internet.

            These financials statements have been prepared on a going concern basis. The Company has accumulated deficit of $33,932 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Compnay's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

      The company's year-end is February 28.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at February 28, 2006, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

     The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

     At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

    The Compnay's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

    Financial Instruments

    The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

    Income Taxes

    The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     Basic and Diluted Net Loss Per Share

    In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at February 28, 2006, diluted net loss per share is equivalent to basic net loss per share.

      Website Development Costs

     The Company adopted EITF 00-2, "Accounting for  Website  Development  Costs,"  which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of  websites.  Under the EITF 00-2, website development costs are capitalized when acquired and installed, and are being amortized over its estimated useful life.  On November 10, 2005, the Company entered into a web design contract (Note 5).  For the period ended February 28, 2006, the website development has not yet commenced and no cost has been incurred.

     Stock Based Compensation
 The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".
Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended February 28, 2006.

      Comprehensive Income

      The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company  is  disclosing  this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity  except  those resulting  from  investments by owners and distributions to owners.

      The Company had no elements of "Comprehensive Income" during the period ended February 28, 2006

Revenue Recognition

    The Compnay's business is in the sale of horse-racing advice and research through a website on the internet.  The Company recognizes the revenue at the time of sale of the service when responsibility of the service is transferred to the purchaser and payment has been accepted or assured.

     Advertising Expenses

     The company expenses advertising costs as incurred. There was no advertising expense incurred by the company during the period ended February 28, 2006.

 3.         CAPTIAL STOCK

      On October 27, 2005, the Company issued 8,000,000 common shares at $0.001 per share to the sole director of the Company for total proceeds of $8,000.

On October 27, 2005, the Company issued 4,500,000 common shares at $0.001 per share to nine investors for total proceeds of $4,500.

On November 10, 2005, the Company issued 1,200,000 common shares at $0.01 per share to twelve investors for total proceeds of $12,000.

On January 17, 2006, the Company issued 160,000 common shares at $0.10 per share to eight investors for total proceeds of $16,000.

4.         INCOME TAXES

            As at February 28, 2005, the Company has an estimated net operating loss carryforward for tax purpose of $11,537. This amount may be applied against future federal taxable income and expires 2026.

            As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established as at February 28, 2006.  The significant components of the deferred tax asset as at February 28, 2006 were as follows:

February 28, 2006

Net operating loss carryforwards	$11,537

Valuation allowance	(11,537)

Net deferred tax asset	$-

5.    COMMITMENTS

      On November 10, 2005, the management of the Company signed a web design contract with an independent contractor, Randy Liu, to create and develop the Company's website. In consideration, the Company agreed to pay Mr. Liu a fixed rate of $US 25 per hour of work. It is expected that the website will require 80 hours of labor to be complete.

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

BALANCE SHEET

(Stated in US Dollars)

(Unaudited - Prepared by Management)

ASSETS		As at May 31, 2006 (Unaudited)	As at February 28, 2006

Current Assets
Cash and Cash Equivalents		$630	$12,568
Accounts Receivable
		-	$2,000
Total Current Assets		$630	$14,568

TOTAL ASSETS		$630	$14,568

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities -Related Party		$4,185	$8,000
Shareholder Loan		3,000	-

Total Current Liabilities		$7,185	$8,000

STOCKHOLDERS' EQUITY

Common Stock
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
13,860,000	common shares	$13,860	$13,860
Additional paid in capital		26,640	26,640
Deficit accumulated during the development stage		(47,055)	(33,932)

Total Stockholders' Equity		(6,555)	6,568

Total Liabilities and Stockholders' Equity		$630	$14,568

Approved on behalf of the Board:

/s/ "Tina Sangha", Director and Chief Executive Officer

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Stated in US Dollars)

(Unaudited - Prepared by Management)

		October 26, 2005
	Three Months	(Inception)
	Ended	to
	May 31, 2006	February 28,
		2006
	(Unaudited)	(Audited)

General and Administrative Expenses
Filing Fees	$375	$625
Bank charges and interest	120	107
Printing Fees	-	78
Audit Fees
	-
5,000

Professional Fees	3,928	17,122
 Management Fees
	5,700	7,000
 Rent
	3,000	4,000
Net (loss) for the period	$(13,123)	$ (33,932)

Basic and diluted loss per share	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding
Basic and diluted

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

 (Stated in US Dollars)

(Unaudited - Prepared by Management)

		October 26, 2005
	Three Months	(Inception)
	Ended	to
	May 31, 2006	February 28,
		2005
	(Unaudited)	(Audited)

Operating Activities
Net (loss) for the period	$(13,123)	$(33,932)

Changes in non-cash working capital items
Accounts Receivable
	2,000	(2,000)
Accounts payable and accrued liabilities- Related Party
	(3,815)	8,000

Cash used in operating activities	(14,938)	(27,932)

Investing Activities	-

Financing Activities
Sharehlder Loan
	3,000	-
Common shares issued	-	40,500

Cash provided by financing activities	3,000	40,500

Cash increase during the period	(11,938)	12,568

Cash, beginning of period	$12,568	-

Cash, end of period	$630	$ 12,568

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2006

 (Expressed in US Dollars)

(Unaudited - Prepared by Management)

1.         Nature and Continuance of Operations

The Company is a development stage company which was incorporated in the State of Nevada, United States of America on October 26, 2005. The Company intends to commence operations as an e-commerce company providing horse- racing betting advice through the Internet.

These financials statements have been prepared on a going concern basis. The Company has accumulated deficit of $47,055 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

 The company's year-end is February 28.

 2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

 Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at May 31, 2006, there were no cash equivalents.

Development Stage Company

 The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

 Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The Company   is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

 At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

 The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

 Income Taxes

The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assts and liabilities are recognized for the future tax  consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 Basic and Diluted Net Loss Per Share

In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at May 31, 2006, diluted net loss per share is equivalent to basic net loss per share.

Website Development Cost

The Company adopted EITF 00-2, "Accounting for  Website  Development  Costs,"  which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of  websites.  Under the EITF 00-2, website development costs are capitalized when acquired and installed, and are being amortized over its estimated useful life.  On November 10, 2005, the Company entered into a web design contract (Note 5).  For the period ended May 31, 2006, the website development has not yet commenced and no cost has been incurred.

Stock Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended May 31, 2006.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company  is  disclosing  this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity  except  those resulting  from  investments by owners and distributions to owners.

The Company has no elements of "other comprehensive income" during the  period ended May 31, 20006.

 Revenue Recognition

 The Company's business is in the sale of horse-racing advice and research through a website on the internet.  The Company recognizes the revenue at the time of sale of the service when responsibility of the service is transferred to the purchaser and payment has been accepted or assured.

 Advertising Expenses

 The company expenses advertising costs as incurred. There was no advertising expense incurred by the company during the period ended May 31, 2006.

 New Accounting Standards

Management does not believe that any recently issued, but not yet effective  accounting standards if currently adopted could have a material effect on the accompanying financial statements.

3.         CAPTIAL STOCK

On October 27, 2005, the Company issued 8,000,000 common shares at $0.001 per share to the sole director of the Company for total proceeds of $8,000.

On October 27, 2005, the Company issued 4,500,000 common shares at $0.001 per share to nine investors for total proceeds of $4,500.

On November 10, 2005, the Company issued 1,200,000 common shares at $0.01 per share to twelve investors for total proceeds of $12,000.

 On January 17, 2006, the Company issued 160,000 common shares at $0.10 per share to eight investors for total proceeds of $16,000.

4.         INCOME TAXES

 As at May 31, 2006, the Company has an estimated net operating loss carryforward for tax purpose of $18,000. This amount may be applied against future federal taxable income and expires 2026.

 As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established as at May 31, 2006.  The significant components of the deferred tax asset as at May 31, 2006 were as follows:

May 31, 2006

Net operating loss carryforwards	$18,000

Valuation allowance	(18,000)
Net deferred tax asset	$-

5.         COMMITTMENTS

On November 10, 2005, the management of the Company signed a web design contract with an independent contractor, Randy Liu, to create and develop the Company's website. In consideration, the Company agreed to pay Mr. Liu a fixed rate of $US 25 per hour of work. It is expected that the website will require 80 hours of labor to be complete.

6.         Related Party Transactions

The director of the company has loaned $3,000 to the Company during the period ended May 31, 2006, which is unsecured,  non  interest  bearing, with no specific terms of repayment.

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

BALANCE SHEET

(Stated in US Dollars)

(Unaudited - Prepared by Management)

ASSETS		As at August 31, 2006 (Unaudited)	As at February 28, 2006

Current Assets
Cash and Cash Equivalents		$500	$12,568
Accounts Receivable
		-	$2,000
Total Current Assets		$500	$14,568

TOTAL ASSETS		$500	$14,568

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities -Related Party		$7,185	$8,000
Shareholder Loan		3,000	-

Total Current Liabilities		$10,185	$8,000

STOCKHOLDERS' EQUITY

Common Stock
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
13,860,000	common shares	$13,860	$13,860
Additional paid in capital		26,640	26,640
Deficit accumulated during the development stage		(50,185)	(33,932)

Total Stockholders' Equity		(9,685)	6,568

Total Liabilities and Stockholders' Equity		$500	$14,568

Approved on behalf of the Board:

/s/ "Tina Sangha", Director and Chief Executive Officer

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Stated in US Dollars)

(Unaudited - Prepared by Management)

			October 26, 2005
	Three Months	Six Months	(Inception)
	Ended	Ended	to
	August 31, 2006	August 31, 2006	February 28,
			2006
	(Unaudited)	(Unaudited)	(Audited)

General and Administrative Expenses
Filing Fees	$100	$475	$625
Bank charges and interest	30	150	107
Printing Fees	-	-	78
Audit Fees
	-	-
5,000

Professional Fees	-	3,928	17,122
 Management Fees
	-	5,700	7,000
 Rent
	$3,000	6,000	4,000
Net (loss) for the period	(3,130)	(16,253	$ (33,932)

Basic and diluted loss per share	$ (0.00)	$ (0.00)	$ (0.00)

Weighted average number of shares outstanding
Basic and diluted

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

 (Stated in US Dollars)

(Unaudited - Prepared by Management)

			October 26, 2005
	Three Months	Six Months	(Inception)
	Ended	Ended	to
	Augst 31, 2006	Augst 31, 2006	February 28,
			2005
	(Unaudited)	(Unaudited)	(Audited)

Operating Activities
Net (loss) for the period	$(3,130)	$(16,253)	$(33,932)

Changes in non-cash working capital items
Accounts Receivable
	-	2,000	(2,000)
Accounts payable and accrued liabilities- Related Party
	3,000	(815)	8,000

Cash used in operating activities	(130)	(15,068)	(27,932)

Investing Activities

Financing Activities
Sharehlder Loan
	-	3,000	-
Common shares issued	-	-	40,500

Cash provided by financing activities	-	3,000	40,500

Cash increase during the period	(130)	(12,068)	12,568

Cash, beginning of period	$630	$12,568	-

Cash, end of period	$500	$500	$ 12,568

See accompanying notes

ASLAHAN ENTERPRISES LTD.

(A Development Stage Company)

Notes to the Financial Statements

August 31, 2006

 (Expressed in US Dollars)

(Unaudited - Prepared by Management)

1.         Nature and Continuance of Operations

The Company is a development stage company which was incorporated in the State of Nevada, United States of America on October 26, 2005. The Company intends to commence operations as an e-commerce company providing horse- racing betting advice through the Internet.

 These financials statements have been prepared on a going concern basis. The Company has accumulated deficit of $50,185 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that August be necessary should the Company be unable to continue as a going concern.

The company's year-end is February 28.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results August vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at August 31, 2006, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

 Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The Company   is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

 Income Taxes

The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this  method, deferred tax assts and liabilities are recognized for the future tax  consequences attributable to temporary differences between the financial  statements carrying amounts of existing assets and liabilities and their respective  tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at August 31, 2006, diluted net loss per share is equivalent to basic net loss per share.

Website Development Cost

The Company adopted EITF 00-2, "Accounting for  Website  Development  Costs,"  which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of  websites.  Under the EITF 00-2, website development costs are capitalized when acquired and installed, and are being amortized over its estimated useful life.  On November 10, 2005, the Company entered into a web design contract (Note 5).  For the period ended August 31, 2006, the website development has not yet commenced and no cost has been incurred.

Stock Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended August 31, 2006.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of "other comprehensive income" during the period ended August 31, 2006.

Revenue Recognition

The Company's business is in the sale of horse-racing advice and research through a website on the internet.  The Company recognizes the revenue at the time of sale of the service when responsibility of the service is transferred to the purchaser and payment has been accepted or assured.

 Advertising Expenses

 The company expenses advertising costs as incurred. There was no advertising expense incurred by the company during the period ended August 31, 2006.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the  accompanying financial statements.

3.         CAPTIAL STOCK

On October 27, 2005, the Company issued 8,000,000 common shares at $0.001 per share to the sole director of the Company for total proceeds of $8,000.

On October 27, 2005, the Company issued 4,500,000 common shares at $0.001 per share to nine investors for total proceeds of $4,500.

 On November 10, 2005, the Company issued 1,200,000 common shares at $0.01 per share to twelve investors for total proceeds of $12,000.

 On January 17, 2006, the Company issued 160,000 common shares at $0.10 per share to eight investors for total proceeds of $16,000.

4.         INCOME TAXES

As at August 31, 2006, the Company has an estimated net operating loss carryforward for tax purpose of $33,000. This amount August be applied against future federal taxable income and expires 2026.

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established as at August 31, 2006.  The significant components of the deferred tax asset as at August 31, 2006 were as follows:

August 31, 2006

Net operating loss carryforwards	$33,000

Valuation allowance	(33,000)

Net deferred tax asset	$-

5.         COMMITTMENTS

 On November 10, 2005, the management of the Company signed a web design contract with an independent contractor, Randy Liu, to create and develop the Company's website. In consideration, the Company agreed to pay Mr. Liu a fixed rate of $US 25 per hour of work. It is expected that the website will require 80 hours of labor to be complete.

 6.         Related Party Transactions

The director of the company has loaned $3,000 to the Company during the period ended August 31, 2006, which is unsecured,  non  interest  bearing, with no specific terms of repayment.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78,7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional miscondcut, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee $ 225.00

Accounting fees and expenses 5,000.00*

Legal fees and Consulting expenses 20,000.00*

----------

TOTAL $25,225.00*

==========

*Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On October 27, 2005, we entered into a Private Placement Subscription Agreement to which 8,000,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by Ms. Tina Sangha for an aggregate purchase price of $8,000.

On October 27, 2005, we entered into a Private Placement Subscription Agreement to which 4,500,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by nine investors for an aggregate purchase price of $4,500.

On November 10, 2005, we entered into a Private Placement Subscription Agreement to which 1,200,000 shares of common stock, par value $.01 per share, were subscribed to and fully paid for by twelve investors for an aggregate purchase price of $12,000.

On January 17, 2006, we entered into a Private Placement Subscription Agreement to which 160,000 shares of common stock, par value $0.10 per share, where subscribed to and fully paid for by eight investors for an aggregate purchase price of $16,000.

* All of the above offerings and sales of securities have not been registered under the Securities Act of 1933, and have been issued in reliance upon an exemption from registration requirements of the Securities Act of 1933 provided by Regulation S promulgated under the Securities Act. Our issuance complies with the requirements of a Regulation S offering. All of the above investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Aslahan, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign directed offering to residents thereof.

No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were friends or associates of executive officers of Aslahan Enterprises Ltd. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

EXHIBITS

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Aslahan Enterprises Ltd., a Nevada corporation.

3.1 Articles of Incorporation of Aslahan Enterprises Ltd., dated October 26, 2005

3.2 Bylaws of Aslahan Enterprises Ltd., dated October 27, 2005

5.0 Erwin and Thompson LLP Opinion and Consent dated May 9, 2006

10.1 Web Site Design Contract dated November 10, 2005

23.1 Consent of Erwin and Thompson LLP dated May 9, 2006

23.2 Consent of Independent Registered Public Accounting Firm - October 4, 2006

UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the

Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on October 4, 2006.

Aslahan Enterprises Ltd.

BY:	/s/ Tina Sangha
Tina Sangha, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Tina Sangha, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tina Sangha	President, Principal Executive Officer,	October 4, 2006
Tina Sangha	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director